EXHIBIT 11


                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                                   (Unaudited)


                                                       THREE MONTHS ENDED                           NINE MONTHS ENDED
                                                     September 30        September 30          September 30         September 30
                                                          1995               1994                  1995                1994
                                                 --------------- ------------------- --------------------- -------------------
(in thousands except per share data)
PRIMARY
  Weighted average shares outstanding                    11,032              11,141                11,016              11,168
  Net effect of dilutive stock options
      based on the treasury stock method
      using average market price                              *                   *                     *                   *
                                                 =============== =================== ===================== ===================
                                                         11,032              11,141                11,016              11,168
                                                 =============== =================== ===================== ===================
  Net loss                                                $(491)              $(613)              $(2,825)            $(2,454)
                                                 =============== =================== ===================== ===================
  Per share                                              $(0.04)             $(0.06)               $(0.26)             $(0.22)
                                                 =============== =================== ===================== ===================

FULLY DILUTED
  Weighted average shares outstanding                    11,032              11,141                11,016              11,168
  Net effect of dilutive stock options
      based on the treasury stock method
      using ending market price, if
      higher than average market price                        *                   *                     *                   *
                                                 --------------- ------------------- --------------------- -------------------
                                                         11,032              11,141                11,016              11,168
                                                 =============== =================== ===================== ===================
  Net loss                                                $(491)              $(613)              $(2,825)            $(2,454)
                                                 =============== =================== ===================== ===================
  Per share                                              $(0.04)             $(0.06)               $(0.26)             $(0.22)
                                                 =============== =================== ===================== ===================

*Antidilutive